Exhibit 4.11
EXECUTION VERSION

KANSAS CITY SOUTHERN DE MÉXICO, S.A. de C.V.,
as Issuer
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

First Supplemental Indenture
Dated as of November 12, 2009

12 1/2% Senior Notes due 2016

          FIRST SUPPLEMENTAL INDENTURE, dated as of November 12, 2009 (the “Supplemental Indenture”), among Kansas City Southern de México, S.A. de C.V., a variable capital company (sociedad anónima de capital variable) organized under the laws of Mexico (the “Company”), and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”), and as Paying Agent (in such capacity, the “Paying Agent”). All capitalized terms used herein but not defined shall have the meaning set forth in the Indenture (as defined below), unless otherwise indicated. All page and line references refer to the Indenture available on the website of the Securities and Exchange Commission at http://www.sec.gov.
          WHEREAS, the Company, the Trustee, and the Paying Agent are parties to that certain Indenture dated as of March 30, 2009 (the “Indenture”) pursuant to which the Company issued its 12 1/2% Senior Notes due 2016 (the “Notes”);
          WHEREAS, pursuant to section 9.01 of the Indenture, the Company, when authorized by resolution of its Board of Directors (the “Board”) and the Trustee, without the consent of Holders, may enter into supplemental indentures for the purpose of amending certain provisions of the Indenture;
          WHEREAS, the Board has authorized the Company, and the Company, the Trustee and the Paying Agent desire to amend the Indenture to amend certain provisions contained therein and in the Notes;
          WHEREAS, by entering into this Supplemental Indenture, the Company, the Trustee and the Paying Agent have consented to amend the Indenture and the Notes in accordance with the Amendments;
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Company, the Trustee, and the Paying Agent, the Company, the Trustee and the Paying Agent hereby agree for the benefit of the Company and the equal and ratable benefit of all the Holders of the Notes as follows:
ARTICLE ONE
AMENDMENTS
      SECTION 1.01. Amendment to the Indenture.
          (a) The proviso beginning in the fifteenth line of the definition of “Offer to Purchase” is hereby amended to delete the number “$100,000” and substitute the number “$1,000” therefor.
          (b) The seventh unnumbered paragraph of Section 2.03 of the Indenture is hereby amended by it in its entirety and replacing it with the following:
     The Notes (including any Exchange Notes) shall be issuable only in registered form without coupons and only in minimum denominations of U.S. $1,000 in principal amount and any integral multiple of U.S. $1,000 in excess thereof.

          (c) Section 3.04 of the Indenture is hereby amended to delete the number “$100,000” in all instances where it appears therein and substitute the number “$1,000” therefor.
     SECTION 1.02. Amendment to the Notes.
          (a) The proviso beginning on the fifth line of Paragraph 7 of the reverse side of the Note is hereby amended to delete the number “$100,000” and substitute the number “$1,000” therefor.
          (b) The sixth line of Paragraph 8 of the reverse side of the Note is hereby amended to delete the number “$100,000” and substitute the number “$1,000” therefor.
          (c) The third line of the second paragraph of Paragraph 9 of the reverse side of the Note is hereby amended to delete the number “$100,000” and substitute the number “$1,000” therefor.
          (d) The second line of Paragraph 10 of the reverse side of the Note is hereby amended to delete the number “$100,000” and substitute the number “$1,000” therefor.
ARTICLE TWO
MISCELLANEOUS
          SECTION 2.01. Relation to Existing Indenture. This Supplemental Indenture constitutes an integral part of the Indenture in respect of the Notes but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other series of notes or affect in any manner the terms or conditions of the notes of any other series.
          SECTION 2.02. Construction. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
          SECTION 2.03. Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company, and makes no representations as to the validity or enforceability against the Company.

          SECTION 2.04. Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
          SECTION 2.05. Parties Bound. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Upon the execution and effectiveness of this Supplemental Indenture, the Indenture and the Notes theretofore issued shall be deemed to be modified and amended in accordance with this Supplemental Indenture and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Company, the Trustee, and the Paying Agent and the Holders of the Notes shall thereafter be determined, exercised and enforced thereunder subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture and the Notes theretofore issued for any and all purposes.
          SECTION 2.06. Successors and Assignees. This Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          SECTION 2.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts (including facsimile copies), each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page by telecopier shall be as effective as delivery of a manually executed counterparts thereof.
          SECTION 2.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          SECTION 2.09. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[SIGNATURE PAGE FOLLOWING]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

KANSAS CITY SOUTHERN de MÉXICO, S.A. de C.V.
By:	/s/ Michael W. Upchurch
	Name:	Michael W. Upchurch
	Title:	Chief Financial Officer and Attorney-in-Fact

By:	/s/ Paul J. Weyandt
	Name:	Paul J. Weyandt
	Title:	Treasurer and Attorney-in-Fact

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Paying Agent
By	/s/ Michael M. Hopkins
	Name:	Michael M. Hopkins
	Title:	Vice President